Exhibit 32.2

Certificate Pursuant to Rule 13a-14(b)
of the Securities Exchange Act of 1934 and
18 U.S.C. Section 1350

In connection with this Quarterly Report (the “Report”) of Alliance MMA, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the three months ended June 30, 2017, as filed with the U.S. Securities and Exchange Commission, I, John Price, Principal Accounting Officer, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2017	By:	/s/ John Price
John Price
Principal Financial Officer
(Principal Accounting Officer)